                     SCHEDULE 14A INFORMATION
            Proxy Statement Pursuant to Section 14(a)
              of the Securities Exchange Act of 1934
                        (Amendment No.__)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for use of the Commission Only (as permitted by Rule
     14a-6(e)(2)
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 14a-11  or 14a-12

 . . . . . . . . . . .HOMEFED CORPORATION . . . . . . . . . . .
         (Name of Registrant as Specified In Its Charter)

 . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . .
           (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.
     1)  Title of each class of securities to which transaction applies:
     . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     2)  Aggregate number of securities to which transaction applies:
     . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     4)  Proposed maximum aggregate value of transaction:
     . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     5)  Total fee paid:
     . . . . . . . . . . . . . . . . . . . . . . . . . . . .
[ ]  Fee paid previously with preliminary materials.
[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
     . . . . . . . . . . . . . . . . . . . . .
     2)  Form, Schedule or Registration Statement No.:
     . . . . . . . . . . . . . . . . . . . . .
     3)  Filing Party:
     . . . . . . . . . . . . . . . . . . . . .
     4)  Date Filed:
     . . . . . . . . . . . . . . . . . . . . .

                       HOMEFED CORPORATION

                      529 East South Temple
                    Salt Lake City, Utah 84102

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD MAY 14, 1997

                           April 8, 1997

To Our Common Stockholders:

          You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of HomeFed Corporation, a Delaware Corporation (the "Company"), to be held on Wednesday, May 14, 1997, at 10:00 a.m., local time, at the offices of Van Cott, Bagley, Cornwall & McCarthy, 50 South Main Street, Suite 1600, Salt Lake City, Utah for the following purposes:

          1.   To elect three directors.

          2. To ratify the selection of Coopers & Lybrand L.L.P. as independent auditors to audit the Consolidated Financial Statements of the Company and its subsidiaries for the year ended December 31, 1997.

          3. To transact such other business as may properly come before the Meeting or any adjournments of the Meeting.

          Only holders of record of the Company's common stock, par value $.01 per share, at the close of business on March 31, 1997 will be entitled to notice of and to vote at the Meeting. Please sign, date and mail the enclosed proxy so that your shares may be represented at the Meeting if you are unable to attend and vote in person.

                              By order of the Board of Directors.

                                   RUTH KLINDTWORTH
                                     Secretary

                       HOMEFED CORPORATION
                      529 East South Temple
                   Salt Lake City, Utah  84102

                         PROXY STATEMENT

                  ANNUAL MEETING OF STOCKHOLDERS

                     To Be Held May 14, 1997

                           INTRODUCTION

          This Proxy Statement is being furnished to the Stockholders
(the "Stockholders") of HomeFed Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on May 14, 1997 and at any adjournments thereof.

          At the Meeting, Stockholders will be asked:

          (1)  To elect three directors.

          (2) To ratify the selection of Coopers & Lybrand L.L.P. as independent auditors to audit the Consolidated Financial Statements of the Company for the year ended December 31, 1997.

          (3) To transact such other business as may properly come before the Meeting or any adjournments of the Meeting.

          The Board of Directors has fixed the close of business on March 31, 1997 as the record date for the determination of the holders of common stock, par value $.01 per share (the "Common Shares") entitled to notice of and to vote at the Meeting. Each such Stockholder will be entitled to one vote for each Common Share held on all matters to come before the Meeting and may vote in person or by proxy authorized in writing. At the close of business on March 31, 1997, there were 10,000,000 Common Shares entitled to vote, including Common Shares that may be issued to holders that had not exchanged their certificates evidencing shares of the Company's old common stock as of such date.

          This Proxy Statement and the accompanying form of proxy are first being sent to holders of the Common Shares on or about April 8, 1997.

                           THE MEETING

Date, Time and Place

          The Meeting will be held on May 14, 1997, at 10:00 a.m., local time, at the offices of Van Cott, Bagley, Cornwall & McCarthy, 50 South Main Street, Suite 1600, Salt Lake City, Utah.

Matters to be Considered

          At the Meeting, Stockholders will be asked to consider and vote to elect three directors and to ratify the selection of independent auditors. See "ELECTION OF DIRECTORS" and "RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS". The Board of Directors knows of no matters that are to be brought before the Meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the Meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

Record Date; Shares Outstanding and Entitled to Vote

          Stockholders as of the Record Date (i.e., the close of business on March 31, 1997) are entitled to notice of and to vote at the Meeting. As of the Record Date, there were 10,000,000 Common Shares outstanding and entitled to vote, including Common Shares that may be issued to holders that had not exchanged their certificates evidencing shares of the Company's old common stock as of the Record Date. Each Common Share is entitled to one vote.

Required Votes

          Election of Directors. Under Delaware law, the affirmative vote of the holders of a plurality of the Common Shares voted at the Meeting is required to elect each director. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the Stockholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a plurality.

          Ratification of Selection of Independent Auditors. The ratification of the selection of Coopers & Lybrand L.L.P. as independent auditors is being submitted to Stockholders because the Board of Directors believes that such action follows sound corporate practice and is in the best interests of the Stockholders. If the Stockholders do not ratify the selection by the affirmative vote of the holders of a majority of the Common Shares voted at the Meeting, the selection of independent auditors will be reconsidered by the Board. If the Stockholders ratify the selection, the Board, in its discretion, may still direct the appointment of new independent auditors at any time during the year if the Board believes that such a change would be in the interests of the Company and its Stockholders. Abstentions and broker non-votes are not counted in determining the votes cast in connection with the ratification of auditors, but do have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

          Principal Stockholder. The Company has been advised by its principal stockholder, Leucadia Financial Corporation ("LFC"), that LFC intends to vote the 4,117,986 Common Shares which it owns, representing approximately 41.2% of the Company's outstanding Common Shares, "for" the election of the three persons nominated by the Board of Directors to serve as directors, and "for" the ratification of the selection of Coopers &

Lybrand L.L.P. as the Company's independent auditors to audit the accounts of the Company and its subsidiaries for 1997.

Voting and Revocation of Proxies

          Stockholders are requested to complete, date, sign and promptly return the accompanying form of proxy in the enclosed envelope. Common Shares represented by properly executed proxies received by the Company and not revoked will be voted at the Meeting in accordance with the instructions contained therein. If instructions are not given, proxies will be voted for election of each nominee for director named herein and for ratification of selection of independent auditors.

          Any proxy signed and returned by a Stockholder may be revoked at any time before it is voted by filing with the Secretary of the Company, at the address of the Company set forth herein, written notice of such revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute revocation of a proxy.

Proxy Solicitation

          The Company will bear the costs of solicitation of proxies for the Meeting. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies from Stockholders by telephone, telegram, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of Common Shares held of record by them, and such custodians will be reimbursed for their reasonable expenses.

Independent Auditors

          The Company has been advised that representatives of Coopers & Lybrand L.L.P., the Company's independent auditors for 1996, will attend the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


                      ELECTION OF DIRECTORS

          At the Meeting, three directors are to be elected to serve until the next Meeting or until their successors are elected and qualified. The persons named in the enclosed form of proxy have advised that, unless contrary instructions are received, they intend to vote for the three nominees named by the Board of Directors and listed on the following table. The Board of Directors does not expect that any of the nominees will be unavailable for election as a director. However, if by reason of an unexpected occurrence one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board of Directors of the Company may propose. The following information is as of March 31, 1997.

                                      Age, period served as director, other
Name and present position, if any,    business experence during the last five
with the Company                      years and family relationships, if any
--------------------------------------------------------------------------------
Timothy Considine,                    Mr. Considine, 56, has served as a
  Chairman of the Board               director and Chairman of the Board of the
                                      Company since January 1992. Mr. Considine has been Managing Partner of Considine and Considine, an accounting firm in San
                                      Diego, California, since 1966.

Michael A. Lobatz                     Mr. Lobatz, 47, has served as a director
                                      of the Company since February 1995.  Mr.
                                      Lobatz has been a director of Diagnostic
                                      Imaging Corp. since 1994. He has been a
                                      practicing physician in San Diego,
                                      California since 1981.

Patricia A. Wood                      Ms. Wood, 32, has served as a director of
                                      the Company since February 1995. Ms. Wood has also served as President of the Company since February 1995 and as President of the Company's subsidiaries,
                                      HomeFed Communities, Inc. and HomeFed
                                      Resources Corporation, since August 1994.
                                      Ms. Wood also served as Executive Vice
                                      President of the Company from April 1993 to July 1994 and as Chief Financial
                                      Officer from October 1992 to April 1993.
                                      From September 1989 to October 1992, Ms.
                                      Wood was the Assistant Controller for
                                      Douglas Allred Co., a real estate
                                      development company.  Ms. Wood is also
                                      President of LFC.  See "Certain
                                      Relationships and Related Transactions".


The Board of Directors recommends a vote FOR the above named nominees.

                      INFORMATION CONCERNING
                      THE BOARD OF DIRECTORS

Meetings and Committees

          During 1996, the Board of Directors held four meetings. The Board of Directors has no committees. All directors attended all of the meetings in 1996.

         PRESENT BENEFICIAL OWNERSHIP OF COMMON SHARES

          Set forth below is certain information as of March 31, 1997 with respect to the beneficial ownership of Common Shares by (i) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding Common Shares (the Company's only class of voting securities), (ii) each director and nominee for director, (iii) executive officers and (iv) all directors and executive officers as a group.

Name and Address                   Amount and Nature of             Percent of
of Beneficial Owner                Beneficial Ownership (1)           Class
-------------------                ------------------------         ----------
Leucadia Financial Corporation (2)        4,117,986                    41.18%
529 East South Temple
Salt Lake City, Utah  84102

Timothy Considine (3)                         4,859                      .05%

Michael A. Lobatz                               ---                       ---

Patricia A. Wood                                ---                       ---

Corinne A. Maki                                 ---                       ---

Ruth Klindtworth                                ---                       ---

All directors and
executive officers as a
group   (5 persons)                           4,859                      .05%

______________________

(1) Except as otherwise noted, each of the beneficial owners listed in the above table has, to the knowledge of the Company, sole voting and investment power with respect to the indicated Common Shares.

(2) All of the issued and outstanding shares of common stock of LFC are owned by American Investment Company, a wholly-owned subsidiary of Leucadia National Corporation. In addition to the Common Shares set forth above, LFC is the holder of a convertible note which, subject to certain conditions, may be exchanged for up to a maximum of 54,400,000 Common Shares on or after July 6, 1998.

(3) Includes 4,859 shares held by the Considine and Considine Retirement Plan. Mr. Considine is the Managing Partner of Considine and Considine, an accounting firm in San Diego, California.

                      EXECUTIVE COMPENSATION

        Set forth below is certain information with respect to the cash compensation paid by the Company to its Chief Executive Officer for services in all capacities to the Company and its subsidiaries during the years ended 1996, 1995 and 1994. No other officer or employee of the Company received a total annual salary and bonus in excess of $100,000 during these periods.

                    Summary Compensation Table


                       Annual Compensation


--------------------------------------------------------------------------------

 (a)                 (b )    (c)           (d)            (e)            (i)
                                                        Other Annual   All Other
 Name and                                               Compen-        Compen-
 Principal Position  Year   Salary        Bonus         sation         sation
                            ($)           ($)           ($)            ($)
--------------------------------------------------------------------------------

 Patricia A. Wood,   1996   24,000 (1)       780(1)     (1)            (1)
 President           ----
                     1995    4,558 (1)(2)       (1)     (1)            (1)
                     ----
                     1994   86,378        10,000        N/A            N/A
                     ----

 ________________________

   (1) The Company pays an annual fee to LFC for performing certain administrative services for the Company. Ms. Wood is the President of LFC and also receives compensation from LFC. See "Certain Relationships and Related Transactions."

   (2)  Ms. Wood also received directors fees of $12,000 for 1995.

Report on Executive Compensation

           The Board of Directors does not have a compensation committee and the Board of Directors as a whole determines the compensation to be paid to the
executive officers of the Company.    The Board of Directors considers a
number of factors in establishing compensation for executive officers, including the amount of compensation such executive officers receive from any company engaged by the Company to perform administrative services for the Company. All of the executive officers of the Company are officers of LFC, the principal stockholder of the Company, which performs administrative services for the Company. Accordingly, the Board of Directors determined that no compensation should be paid to such executive officers during 1996, except for the amount of $24,780 which was paid to Ms. Wood. In addition, because the Company recently emerged from bankruptcy, the Board of Directors did not consider corporate performance in its determination of executive compensation.

           The foregoing report is submitted by Timothy Considine, Michael A. Lobatz and Patricia A. Wood.

Corporate Performance

            The following graph compares the performance (total return on investment as measured by the change in the year-end stock price plus reinvested dividends) of $100 invested in the Common Shares of the Company with that of $100 invested in the S&P 500 Index and $100 invested in the S&P Homebuilding Index for the period from July 27, 1995 to December 31, 1996. Index data was furnished by Standard & Poor's Compustat Services, Inc. From October 1992 to July 1995, the Company was in bankruptcy and no information is available concerning the market price of the Common Shares during such period. Accordingly, no performance comparison is presented for any period prior to July 1995.



         [GRAPHIC MATERIAL OMITTED:  THE COMPANY'S SHAREHOLDER RETURN
          PERFORMANCE GRAPH IS DESCRIBED IN TABULAR DATA FORM BELOW]


                                                       Value at Year End
                                        Value at       ------------------
                                        7/27/95        1995          1996
                                        -------      --------      --------

      The Company                       $100.00       $200.00       $100.00
      Homebuilding 500 Index             100.00        119.32        108.81
      S&P 500 Index                      100.00        110.15        135.44


Compensation of Directors

          During 1996, Mr. Considine received $12,000 for his services as a director and Chairman of the Board. Mr. Lobatz received $12,000 for his services as a director during 1996. Ms. Wood received compensation for her services as President of the Company and did not receive any additional compensation for her services as a director during 1996.

Certain Relationships and Related Transactions

          Pursuant to an Administrative Services Agreement dated March 1, 1996 (the "Administrative Services Agreement"), LFC agreed to provide administrative services to the Company for an annual fee of $141,000, payable in monthly installments, through March 1, 1997. After March 1, 1997, the Administrative Services Agreement provides that LFC and the Company will negotiate in good faith to determine the compensation to be paid to LFC under the Administrative Services Agreement for subsequent periods. The Company and LFC have agreed that the fee to be paid to LFC for the period from March 1, 1997 through March 1, 1998 will be $68,274. Although this fee is lower than the fee paid in the prior period, the Company will now pay certain expenses previously paid by LFC. The Administrative Services Agreement will terminate on March 1, 1999; provided, however, that LFC may terminate the Administrative Services Agreement prior to March 1, 1999, upon 30 days written notice, if the Company and LFC are unable to reach an agreement regarding the compensation to be paid to LFC for any period. Administrative fees paid to LFC for the year ended December 31, 1996 totaled $143,000.

          All of the officers of the Company are officers of LFC and receive compensation from LFC or Leucadia National Corporation. The Company's executive offices are located at 529 East South Temple in Salt Lake City, Utah in an office building occupied and leased by LFC. LFC provides such office space to the Company in connection with the administrative services provided to the Company by LFC.

         On July 3, 1995, the Company emerged from Chapter 11 Bankruptcy protection pursuant to its court approved plan of reorganization (the "Plan"). The Plan was principally funded by the issuance of a $20,000,000 convertible note (the "Convertible Note") to LFC and the sale to LFC of 2,700,000 newly issued $.01 par value Common Shares of the Company for $810,000. LFC used internal funds for such loan and purchase. LFC is an indirect wholly-owned subsidiary of Leucadia National Corporation, which is a diversified financial services holding company principally engaged in personal and commercial lines of property and casualty insurance, life and health insurance, banking and lending and manufacturing. As a result of shares received as a general unsecured creditor and shares purchased as described above, LFC owns 4,117,986, or approximately 41.2% of the Company's Common Shares, without giving effect to the Common Shares that LFC may acquire in the future pursuant to the terms of the Convertible Note.

         The Convertible Note bears interest at the rate of 12% per annum payable quarterly; however, interest is only paid if the Company has sufficient funds available, as determined pursuant to the provisions of the loan agreement relating to the Convertible Note. Unpaid interest is added to the principal balance each quarter. The Convertible Note matures on July 3, 2003, and no principal payments are due until September 1998. Commencing July 6, 1998, the Convertible Note, including any accrued interest previously added to the principal balance, may be exchanged for up to a maximum of 54,400,000 Common Shares, at a conversion price of $.45 per share. However, the conversion right is restricted if such conversion would limit the Company's ability to utilize certain tax benefits. The Convertible Note is collateralized by all of the Company's assets and has been guarantied by each of the Company's subsidiaries. The guaranties of the Company's subsidiaries are collateralized by all of the assets of such subsidiaries.

         LFC has agreed to provide up to an aggregate of $15,000,000 of construction financing to certain of the Company's subsidiaries and their affiliates for as long as the Convertible Note is outstanding. The construction financing is collateralized by certain assets of the Company's subsidiaries or their affiliates. The construction financing bears interest based on the prime rate, and any unpaid interest is added to the principal balance at the end of each month. Payments of principal and interest on the loans are payable on demand, and if payments are not made upon demand, the applicable interest rate is increased by 3% per annum. As of March 31, 1997, no amounts were outstanding under the construction financing.

Section 16(a) Beneficial Ownership Reporting Compliance

         Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Form 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations furnished to the Company, the Company believes that during the year ended December 31, 1996, all persons subject to the reporting requirements of Section 16(a) of the Exchange Act filed the required reports on a timely basis.

                    RATIFICATION OF SELECTION
                     OF INDEPENDENT AUDITORS

         The Board of Directors recommends that the Stockholders ratify the selection of Coopers & Lybrand L.L.P., certified public accountants, as independent auditors to audit the accounts of the Company and its subsidiaries for 1997. Coopers & Lybrand L.L.P. are currently independent auditors for the Company. During 1995, the Board of Directors of the Company approved the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants. The firm of Deloitte & Touche LLP, which had served as the Company's independent accountants since 1992, was dismissed by the Company on October 13, 1995. On November 7, 1995, the Company engaged Coopers & Lybrand L.L.P. as its independent accountants for the year ended December 31, 1995. On May 15, 1996, the stockholders of the Company ratified the selection of Coopers & Lybrand L.L.P. as independent accountants for the year ended December 31, 1996.

         The accountant's reports which Deloitte & Touche LLP issued with respect to the Company's financial statements for the years ended December 31, 1994 and 1993 were modified as to the uncertainties regarding the ultimate outcome of the Company's reorganization proceedings under Chapter 11 of the United States Bankruptcy Code and stated that the Company's recurring losses and stockholders' deficit raised substantial doubt about its ability to continue as a going concern. During the two most recent fiscal years and the subsequent interim periods preceding the dismissal of Deloitte & Touche LLP, the Company did not have any disagreements with Deloitte & Touche LLP on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure.

         As noted above, on November 7, 1995, Coopers & Lybrand L.L.P. was engaged as the Company's independent accountants for the year ended December 31, 1995. No consultations occurred between the Company and Coopers & Lybrand L.L.P. during the two fiscal years and the subsequent interim period prior to Coopers & Lybrand L.L.P.'s appointment regarding the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion or other information considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue.

                          ANNUAL REPORT

         A copy of the Company's Annual Report on Form 10-K to Stockholders is being furnished to Stockholders concurrently herewith. Exhibits to the Annual Report on Form 10-K will be furnished to Stockholders upon payment of photocopying charges.

                    PROPOSALS BY STOCKHOLDERS

         Proposals that Stockholders wish to include in the Company's Proxy Statement and form of proxy for presentation at the Company's 1998 Annual Meeting of Stockholders must be received by the Company at 529 East South Temple, Salt Lake City, Utah 84102, Attention Ruth Klindtworth, Secretary, no later than December 8, 1997.

                      By Order of the Board of Directors


                      Ruth Klindtworth
                      Secretary
April 8, 1997

                              PROXY


                       HOMEFED CORPORATION


   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned hereby appoints Patricia A. Wood and Corinne A. Maki, and each of them, as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of the Company held of record by the undersigned on March 31, 1997 at the Annual Meeting of Stockholders to be held at the offices of Van Cott, Bagley, Cornwall & McCarthy, 50 South Main Street, Suite 1600, Salt Lake City, Utah on May 14, 1997 at 10:00 a.m. (local time), or any adjournment thereof.

(Continued and to be marked, dated and signed on other side.)


           FOR all nominees     WITHHOLD authority   Nominees: Timothy Considine
           listed to the        to vote for all                Michael A. Lobatz
           right (except as     nominees listed to             Patricia A. Wood
           indicated to the     the right
           contrary below)

1.  Proposal
    to elect
    three Common
    Directors:    ______           ______

INSTRUCTION: To withhold authority to vote for any individual nominee, write such nominee's name in the space provided below.

__________________________________________________

                                                    FOR       AGAINST    ABSTAIN
2.  Proposal to appoint Coopers &  Lybrand L.L.P.
    as the independent auditors for the Company
    for the fiscal year ending December 31, 1997.   ____       ____       ____

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

 THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

 Please sign and date this Proxy where shown below and return it promptly. No postage is required if this proxy is returned in the enclosed envelope and mailed in the United States.

Signed: ____________________________    Signed: ___________________________

Date: _____________, 1997

Note:   (Please sign above exactly as the shares are registered.  When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)